EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs ETF Trust II of our reports dated October 27, 2025, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

Boston, Massachusetts

December 18, 2025

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210
www.pwc.com	+1 (617) 530 5000

Appendix A

Fund Book	Fund	Period
MarketBeta® II ETFs	Goldman Sachs MarketBeta® Total International Equity ETF	September 1, 2024 - August 31, 2025
MarketBeta® II ETFs	Goldman Sachs MarketBeta® U.S. 1000 Equity ETF	September 1, 2024 - August 31, 2025

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